UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 0R 15 (D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 31, 2013

Green Innovations Ltd.
(Exact name of registrant as specified in its charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-54221	26-2944840
(Commission File Number)	(IRS Employer Identification No.)

316 Del Prado Blvd. South, Suite 204, Cape Coral, FL	33990
(Address of Principal Executive Offices)	(Zip Code)

(239) 829-4372
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into Material Definitive Agreement

On May 31, 2013, Green Hygienics, Inc. (“GHI”), a wholly-owned subsidiary of Green Innovations Ltd. (“GNIN”), entered into a License Agreement (the “License Agreement”) with Tauriga Sciences, Inc., a Florida corporation (“TSI”). Pursuant to the License Agreement, GHI granted the exclusive right to TSI to market and sell certain of Green Hygienics’ products, including, but not limited to, tree-free bamboo-based, biodegradable, hospital-grade disinfectant wipes (the “Products”).

In connection with the execution of the License Agreement, GHI received a payment of $65,000 from TSI. GHI will receive an additional $185,000 from TSI within ninety days of the receipt of Product samples and marketing materials.

As part of the License Agreement, GHI was issued 4,347,826 shares of common stock of TSI and GNIN issued an initial 162,500 shares of its common stock to TSI. Upon receipt of the second payment, GNIN will issue to TSI an additional 462,500 shares of GNIN common stock, par value. Collectively, these shares are the “Shares.”

Under the terms of the License Agreement, GHI and TSI will split equally the net profits related to the sale of the Products by either GHI or TSI. The License Agreement will have a term of five years with a possible five-year extension upon the agreement of both parties.

The shares issued as part of the License Agreement are “restricted securities” as term is defined by the Securities Act of 1933 (the “Securities Act”), and the transaction is exempt for securities registration pursuant to Section 4(2) and/or Regulation D under the Securities Act.

Bruce Harmon, the Company’s Chief Financial Officer and Chairman, is also the Chief Financial Officer of TSI. Mr. Harmon has no direct or indirect personal financial interest in this transaction except for his role as an officer with both companies.

The foregoing description of the License Agreement and the terms thereof are qualified in their entirety by the full text of such agreement, which is filed as Exhibit 10.1 to, and incorporated by reference in, this report. A copy of the press release that discusses this matter is filed as Exhibit 99.1 to, and incorporated by reference in, this report.

The information in this Current Report is being furnished and shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act, except as shall be expressly set forth by specific reference in any such filing.

Item 3.02   Unregistered Sales of Equity Securities

The information set forth in Item 1.01 above regarding GNIN’s issuance of shares of common stock to TSI is hereby incorporated into this Item 3.02.

Item 8.01   Other Events.

The Company has moved its corporate and operations office to 316 Del Prado Boulevard South, Suite 204, Cape Coral, Florida 33990.

Item 9.01   Financial Statements and Exhibits

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

10.1	License Agreement dated May 31, 2013 between the GHI and TSI.

99.1	Press Release dated June 1, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GREEN INNOVATIONS LTD.

Date: June 6, 2013	By:	/s/ Philip Rundle
Philip Rundle
Chief Executive Officer